UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025 (December 1, 2025)

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 2.01    Completion of Acquisition or Disposition of Assets

After the close of business on December 1, 2025, pursuant to the previously announced Agreement and Plan of Reorganization, dated as of March 16, 2025 (the “Reorganization Agreement”), by and among MetroCity Bankshares, Inc. (“MCBS”) (NASDAQ Global Select Market: MCBS), Metro City Bank, a Georgia state-chartered bank and wholly owned subsidiary of MCBS, First IC Corporation, a Georgia corporation (“FIEB”), and First IC Bank, a Georgia state-chartered bank and wholly owned subsidiary of FIEB, FIEB merged with and into MCBS, with MCBS continuing as the surviving corporation (the “Merger”). Immediately after the Merger, First IC Bank merged with and into Metro City Bank, with Metro City Bank continuing as the surviving bank.

Pursuant to the terms of the Reorganization Agreement, each share of FIEB common stock held immediately prior to the effective time of the Merger was converted into the right to receive, without interest, 0.3729 shares of MCBS common stock and $12.19 in cash, with cash also to be paid in lieu of fractional shares. The issuance of shares of MCBS common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-287567) initially filed by MCBS with the U.S. Securities and Exchange Commission (the “SEC”) on May 23, 2025 and declared effective by the SEC on June 6, 2025. Each share of MCBS common stock remained outstanding and was unaffected by the Merger.

As a result of the Merger, FIEB shareholders will receive an aggregate of 3,384,381 shares of MCBS common stock and an aggregate of approximately $110.6 million in cash. MCBS now has, including the shares issued in connection with the Merger, approximately 28,818,282 shares of MCBS common stock outstanding as of the date hereof.

The foregoing description of the transactions contemplated by the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, attached as Exhibit 2.1 to MCBS’ Current Report on Form 8-K filed on March 17, 2025, and incorporated by reference herein

Item 8.01    Other Events

On December 2, 2025, MCBS issued a press release announcing the completion of the Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Reorganization, by and among MetroCity Bankshares, Inc., Metro City Bank, First IC Corporation, and First IC Bank, dated as of March 16, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2025)

99.1	Press Release issued by MetroCity Bankshares, Inc., dated December 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: December 2, 2025	By:	/s/ Lucas Stewart
Lucas Stewart
Chief Financial Officer